Exhibit 99
QUARTERLY REPORT TO STOCKHOLDERS
2015 FOURTH QUARTER

First Mid Announces:

•	Net Income Record High for Fifth Consecutive Year

•	Asset Quality Remains Strength

•	Strategic Insurance Acquisition Completed

•	Stock Performance Improvement

I am pleased to report that 2015 was a successful year for First Mid-Illinois Bancshares, Inc. Our net income finished at an all-time high, we completed the Southern Illinois acquisition that increased our balance sheet assets to over $2 billion and expanded our banking network to 33 communities, we completed an acquisition to expand our insurance product offerings, we celebrated our 150th anniversary, and the steps taken to advance First Mid’s investment profile are making an impact.

Financial results for First Mid-Illinois Bancshares, Inc. continue to be solid with higher earnings, continued excellent asset quality ratios, and strong regulatory capital ratios. Net income for 2015 was $16,512,000 compared to $15,461,000 for 2014. Net income was higher than last year despite incurring $1.5 million of acquisition costs in 2015. Diluted earnings per share were $1.81 per share for 2015 compared to $1.85 for 2014 as common shares outstanding increased with the successful capital raise completed in June. The financial results for 2015 include the acquisition of 12 Southern Illinois banking centers from Old National Bancorp and the results from operating the centers from August 14, 2015 through year-end. In addition, the company acquired the Illiana Insurance Agency on December 1, 2015 and our 2015 financial statements include Illiana’s December results. The agency is focused on senior care insurance and, while relatively small compared to our overall size, provides a strategic fit between our traditional insurance and our wealth management solutions. Net income for the fourth quarter of 2015 was $4,654,000 compared to $3,910,000 for the fourth quarter of 2014 while diluted earnings per share were $.48 for the fourth quarter of 2015 compared to $.47 for the same period last year.

Our net income during 2015 increased due to improvement in several areas, including greater net interest income with growth in loans over the past year and the increase in assets from the acquisition, increases in revenues from electronic services and insurance, and growth in deposit service charges. Net income for the fourth quarter of 2015 was also higher than the same period last year primarily due to increases in net interest income with growth in loans and the increase in assets from the Southern Illinois acquisition.

Our net interest income for 2015 totaled $55.8 million compared to $51.5 million for the same period last year while the fourth quarter of 2015 was $15.8 million compared to $13.1 million for the fourth quarter of 2014, representing growth of over twenty percent. Loan balances increased over the past year with total loans at $1.28 billion as of December 31, 2015 compared to $1.06 billion last December. $156 million in loans were added with the Southern Illinois acquisition and we also increased commercial operating loans in our legacy market area. In addition, investment balances increased as we added securities to invest the cash received from the Southern Illinois acquisition. The growth in loans and investments in 2015 increased the level of earning assets resulting in the increase in net interest income. Our deposit balances also increased from $1.27 billion on December 31, 2014 to $1.73 billion on December 31, 2015, with $453 million coming from the Southern Illinois acquisition. The additional cash from the Southern Illinois acquisition elevated our federal funds sold and interest-bearing balances at banks which reduced our earning asset yields and resulted in a decline in our net interest margin. The net interest margin on a tax equivalent basis for 2015 was 3.37% compared to 3.53% for the same period last year. The most recent quarterly trend was positive as the margin for the fourth quarter 2015 was 3.29% compared to 3.23% for the third quarter 2015, as we continued to execute our plan to move the excess liquidity into loans and investments.

Our 2015 provision for loan losses increased to $1,318,000 compared to $629,000 for 2014 while the provision for the fourth quarter of 2015 was $429,000 compared to $134,000 for the fourth quarter of 2014. Provision expense increased with the growth in the loan portfolio and higher net charge-offs in 2015. 2015 net charge-offs were $424,000 compared to $196,000 for the same period last year. While net charge-offs were higher than last year, they remain quite low from a historical industry standpoint and very low for a $1.3 billion loan portfolio. Also, overall asset quality remains very strong as our total non-performing loans and other real estate owned to total assets were .21% as of December 31, 2015 and compares well to peer banks. Total non-performing loans and other real estate owned were $4.5 million at December 31, 2015 compared to $4.8 million at December 31, 2014. We also have a strong coverage ratio of the allowance for loan losses to the level of non-performing loans of 363% as of December 31, 2015.

Non-interest income in 2015 was $20.5 million compared to $18.4 million for 2014 while non-interest income was $6.2 million for the fourth quarter of 2015 compared to $4.5 million for the fourth quarter last year. ATM and debit card fees were $761,000 higher than last year with the addition of the Southern Illinois locations and an increase in electronic transactions. Service charges on deposits were $417,000 higher for 2015 than 2014 with the addition of the Southern Illinois deposits. Insurance revenues also increased by $311,000 with growth in revenues from our legacy insurance group and one month of revenues from the acquired Illiana agency. Trust and brokerage revenues also increased from 2014.
Operating expenses were $49.2 million in 2015 compared to $44.5 million in 2014. Operating expenses for the fourth quarter of 2015 were $14.3 million compared to $11.2 million for the fourth quarter of last year. The operating expenses of the new branch locations are included from August 14 and acquisition costs of $1.5 million, including $377,000 for the fourth quarter 2015, are also included in the operating expense totals.

As mentioned, our four regulatory capital ratios remained strong as of December 31, 2015 and in excess of the regulatory minimums to be considered well-capitalized. Each of the capital ratios declined modestly from year-end 2014 due to the completion of the two acquisitions during the year. Our book value per share increased from $19.55 at December 31, 2014 to $21.01 on December 31, 2015 while our tangible book value per share was $15.09 at December 31, 2015 compared to $15.63 last year-end as this ratio includes the impact of the goodwill and intangibles added from the acquisitions.

In the 2014 Fourth Quarter Quarterly Report to Stockholders, I commented about our stock performance and the efforts we were undertaking to enhance the investment profile of First Mid stock. I would like to reiterate that our focus remains on increasing long-term shareholder value. We continue to focus on producing strong financial results, increasing the visibility of First Mid stock by presenting at investor conferences and welcoming analyst coverage, benefiting from the visibility provided by our NASDAQ listing, and maintaining a competitive dividend. The market price of FMBH stock increased to $26.00 at December 31, 2015 from $18.55 last year-end. I am pleased with the positive momentum as the stock is now trading closer to peer averages on an earnings and tangible book value basis. That being said, I recognize that our stock trading volume remains relatively low and short-term fluctuations in the price of the stock may occur. We continue to focus on producing strong financial results that will provide benefit over the long-term. Also, I mentioned that maintaining a competitive dividend was important and the Board of Directors elected to increase the dividend on the common stock in 2015 to $.59 per share from $.55 per share in 2014.

In conclusion, 2015 was another good year for First Mid. I am appreciative of the dedication and professionalism that our team demonstrated this year. We welcomed over 100 new colleagues who joined us through our acquisitions. They make our team, footprint and banking franchise stronger. I am also thankful for your continued support of First Mid-Illinois Bancshares, Inc. I look forward to a great 2016 and beyond. Please contact me if you should have any questions.

Sincerely,
Joseph R. Dively
Chairman and Chief Executive Officer
217-258-9520
jdively@firstmid.com

January 28, 2016

Fourth Quarter 2015 Financial Results
FIRST MID-ILLINOIS BANCSHARES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)		(unaudited)
	December 31,	September 30,	December 31,
	2015	2015	2014
Assets
Cash and cash equivalents	$115,784	$215,463	$51,730
Investment securities	629,056	552,591	431,506
Loans (including loans held for sale)	1,281,889	1,236,749	1,062,406
Less allowance for loan losses	(14,576)	(14,228)	(13,682)
Net loans	1,267,313	1,222,521	1,048,724
Premises and equipment, net	31,340	31,582	27,352
Goodwill and intangibles, net	50,004	47,362	27,597
Other assets	21,002	22,509	20,194
Total assets	$2,114,499	$2,092,028	$1,607,103

Liabilities and Stockholders’ Equity
Deposits:
Non-interest bearing	$342,636	$331,206	$222,116
Interest bearing	1,389,932	1,400,654	1,049,961
Total deposits	1,732,568	1,731,860	1,272,077
Repurchase agreements with customers	128,842	108,499	121,869
Other borrowings	20,000	20,000	20,000
Junior subordinated debentures	20,620	20,620	20,620
Other liabilities	7,460	7,240	7,621
Total liabilities	1,909,490	1,888,219	1,442,187
Total stockholders’ equity	205,009	203,809	164,916
Total liabilities and stockholders’ equity	$2,114,499	$2,092,028	$1,607,103

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
(in thousands)
	Twelve months ended
	December 31,
	2015	2014
Balance at beginning of period	$164,916	$149,381
Net income	16,512	15,461
Dividends on preferred stock and common stock	(6,756)	(7,692)
Issuance of preferred and common stock	29,559	1,933
Purchase of treasury stock	(1,066)	(1,763)
Deferred compensation and other adjustments	246	91
Changes in accumulated other comprehensive income	1,598	7,505
Balance at end of period	$205,009	$164,916

Fourth Quarter 2015 Financial Results
FIRST MID-ILLINOIS BANCSHARES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
	Three months ended		Twelve months ended
	December 31,		December 31,
	2015	2014	2015	2014
Interest income:
Interest and fees on loans	$13,486	$11,557	$48,460	$44,799
Interest on investment securities	3,075	2,391	10,548	9,851
Interest on federal funds sold & other deposits	136	17	243	84
Total interest income	16,697	13,965	59,251	54,734
Interest expense:
Interest on deposits	592	573	2,282	2,351
Interest on repurchase agreements with customers	19	14	62	47
Interest on other borrowings	150	128	629	340
Interest on subordinated debt	136	129	526	514
Total interest expense	897	844	3,499	3,252
Net interest income	15,800	13,121	55,752	51,482
Provision for loan losses	429	134	1,318	629
Net interest income after provision for loan losses	15,371	12,987	54,434	50,853
Non-interest income:
Trust revenues	1,171	977	3,746	3,571
Brokerage commissions	402	291	1,315	1,039
Insurance commissions	539	349	2,107	1,796
Service charges	1,678	1,355	5,681	5,264
Securities gains, net	221	1	452	715
Mortgage banking revenues	205	155	754	596
ATM / debit card revenue	1,452	982	4,676	3,915
Other	531	386	1,813	1,473
Total non-interest income	6,199	4,496	20,544	18,369
Non-interest expense:
Salaries and employee benefits	7,462	6,448	26,337	24,771
Net occupancy and equipment expense	2,814	2,028	9,143	8,347
Amortization of intangible assets	425	156	891	643
Legal and professional expense	632	580	2,474	2,333
Other	2,999	2,031	10,403	8,413
Total non-interest expense	14,332	11,243	49,248	44,507
Income before income taxes	7,238	6,240	25,730	24,715
Income taxes	2,584	2,330	9,218	9,254
Net income	$4,654	$3,910	$16,512	$15,461

Per Share Information
Basic earnings per common share	$0.49	$0.48	$1.84	$1.88
Diluted earnings per common share	$0.48	$0.47	$1.81	$1.85
Dividends per common share	$0.30	$0.29	$0.59	$0.55

Fourth Quarter 2015 Financial Results
FIRST MID-ILLINOIS BANCSHARES, INC.
SELECTED FINANCIAL HIGHLIGHTS	As of
		(Unaudited)
	December 31,	September 30,	December 31,
	2015	2015	2014
SHARE AND PER COMMON SHARE DATA
Book value per common share	$21.01	$20.95	$19.55
Tangible book value per common share	$15.09	$15.32	$15.63
Common shares outstanding	8,453,967	8,421,472	7,033,318
Market price of stock	$26.00	$22.00	$18.55

REGULATORY CAPITAL RATIOS
Leverage ratio	9.20%	10.21%	10.52%
Total capital to risk-weighted assets	14.25%	14.88%	15.60%
Tier 1 capital to risk-weighted assets	13.23%	13.84%	14.42%
Common equity tier 1 capital to risk weighted assets	9.92%	10.36%	10.32%
Preferred stockholders' equity	$27,400,000	$27,400,000	$27,400,000
Common stockholders' equity	$177,609,000	$177,609,000	$137,516,000

ASSET QUALITY
Allowance for loan losses to non-performing loans	363%	405%	301%
Allowance for loan losses to total loans outstanding	1.14%	1.15%	1.29%
Total YTD net charge-offs (recoveries) (1)	$424,000	$343,000	$196,000
Total non-performing loans and other real estate owned	$4,491,000	$3,831,000	$4,803,000

	Three months ended			Year ended
		(unaudited)
	December 31,	September 30,	December 31,	December 31,	December 31,
	2015	2015	2014	2015	2014
PERFORMANCE RATIOS (1)
Return on average assets (2)	0.79%	0.78%	0.97%	0.91%	0.97%
Return on average common equity (2)	8.10%	7.17%	9.32%	8.97%	10.34%
Net interest margin (3)	3.29%	3.23%	3.53%	3.37%	3.53%

(1) Financial information is provided as of the date listed except Performance Ratios and Total Net charge-offs which are as of the period ending on the date listed
(2) Annualized net income for period
(3) On a tax equivalent basis (TE), assuming a federal income tax rate of 35%

Corporate Profile

First Mid-Illinois Bancshares, Inc. is the parent company of First Mid-Illinois Bank & Trust, N.A. ("First Mid Bank"), Mid-Illinois Data Services, Inc., and First Mid Insurance Group. Our mission is to fulfill the financial needs of our communities with exceptional personal service, professionalism and integrity, and deliver meaningful value and results for customers and shareholders.

First Mid Bank was first chartered in 1865 and has since grown into a more than $2.1 billion community-focused organization that provides financial services through a network of 46 banking centers in 33 communities. Our talented team is comprised of over 500 men and women who take great pride in First Mid Bank and the Company, their work and their ability to serve our customers.

More information about the Company is available on our website at www.firstmid.com. Our stock is traded in The NASDAQ Stock Market LLC under the ticker symbol "FMBH."

Note Concerning Forward-looking Statements
This presentation may contain certain forward-looking statements, such as discussions of the Company's pricing and fee trends, credit quality and outlook, liquidity, new business results, expansion plans, anticipated expenses and planned schedules. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1955. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are identified by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," or similar expressions. Actual results could differ materially from the results indicated by these statements because the realization of those results is subject to many risks and uncertainties, including those described in Item 1A - "Risk Factors" and other sections of the Company's Annual Report on Form 10-K, the Company's Quarterly Report for the second quarter of 2015 and the Company's other filings with the SEC. Furthermore, forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the SEC, we do not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise.

First Mid-Illinois Bancshares, Inc.
1421 Charleston Avenue
Mattoon, Illinois 61938
217-234-7454
www.firstmid.com